UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   6/25/2019

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	001-33126	61-0912615
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1065 Ashley Street, Bowling Green, Kentucky		42103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common	CZFC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission Of Matters To A Vote Of Security Holders.

A special meeting of shareholders of Citizens First Corporation was held on June 25, 2019. At the meeting, shareholders approved a merger proposal, as described below, and a non-binding advisory vote on certain merger-related compensation of the company’s executives. The votes cast on the two agenda items are set forth below:

1. Proposal to approve the Agreement and Plan of Reorganization dated as of February 21, 2019 between the Company, Citizens First Bank, Inc., German American Bancorp, Inc. and German American Bank:

Votes For	1,676,711

Votes Against	3,552

Votes Abstained	7,885

2. Proposal to approve, on an advisory, non-binding basis, compensation that certain executive officers of the Company will or may receive that is based on or otherwise relates to the proposed merger with German American Bancorp, Inc.:

Votes For	1,401,006

Votes Against	277,505

Votes Abstained	9,637

No other proposals were voted on at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: July 1, 2019